Exhibit 16.1

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HEIN & ASSOCIATES LLP
Certified Public Accountants and Advisors


October 18, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

We have read Item 4.01 in the Form 8-K dated September 29, 2004 of Renaissance Acceptance Group, Inc. (Commission File Number 0-14653) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to us.

Very truly yours


/s/ Hein & Associates LLP
Hein & Associates LLP